UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Howe Street, 10th Floor Vancouver, British Columbia	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 631-3115

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On April 9, 2024, the board of directors (the “Board”) of TMC the metals company Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board to nine (9) directors (the “Board Increase”), and appointed Steve Jurvetson as a director and Vice Chair of the Board, effective April 9, 2024, to fill the vacancy on the Board created by the Board Increase. He will serve as a director until the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) or until his earlier death, resignation or removal and is expected to be up for re-election as a director at the 2024 Annual Meeting.

Mr. Jurvetson, age 57,is a co-founder of Future Ventures, a venture capital firm formed in 2018, and previously was a Managing Director of Draper Fisher Jurvetson, a venture capital firm, from 1995 to 2017. Mr. Jurvetson sits on the SpaceX Board of Directors and was a member of the Board of Director of Tesla from 2006 to 2020. Before co-founding Future Ventures and Draper Fisher Jurvetson, he was a Research and Development Engineer at Hewlett-Packard and he previously worked in product marketing at Apple and NeXT and management consulting with Bain & Company. Mr. Jurvetson holds B.S. and M.S. degrees in electrical engineering from Stanford University and an M.B.A. from the Stanford Business School.

In addition, the Company engaged Mr. Jurvetson as a special advisor to the Company’s Chief Executive Officer and entered into a consulting agreement with Mr. Jurvetson (the “Consulting Agreement”), the terms of which are more fully described below.

As a result of the compensation that Mr. Jurvetson will receive pursuant to the Consulting Agreement for his engagement as a special advisor to the Company’s Chief Executive Officer described below, Mr. Jurvetson will not receive other compensation from the Company for his role as a member of the Board, including any compensation that would otherwise be payable to him under the Company’s Nonemployee Director Compensation Policy.

In light of the Consulting Agreement, Mr. Jurvetson will not be an independent director and will not serve on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee of the Board.

Mr. Jurvetson has also entered into the Company’s standard form of indemnity agreement, the form of which was filed as Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2021.

There are no arrangements or understandings between Mr. Jurvetson and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Jurvetson and any other director or executive officer of the Company and, other than the Consulting Agreement, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Consulting Agreement and Option Award

On April 9, 2024, the Company entered into the Consulting Agreement with Mr. Jurvetson. The Consulting Agreement provides, among other things, that Mr. Jurvetson would serve as a special advisor to the Company’s Chief Executive Officer for a term of five years.

As the sole compensation for his advisory services, Mr. Jurvetson was granted a stock option to purchase 3,440,000 of the Company’s common shares, with an exercise price equal of $1.71, the fair market value of the common shares on the date of grant under the 2021 Plan, which shall vest in three equal annual installments on the first, second and third anniversary of the date of grant of the option provided that Mr. Jurvetson is still providing services to the Company at such time, and has a seven year term. Pursuant to the terms of the Consulting Agreement, Mr. Jurvetson waived his right to any compensation he may have been entitled to for serving on the Board, including under the Company’s Nonemployee Director Compensation Policy.

The foregoing is only a summary of the Consulting Agreement, does not purport to be complete and is qualified in its entirety by the Consulting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to the 2021 Incentive Equity Plan

On April 9, 2024, in connection with the Company entering into the Consulting Agreement, the Company amended Section 4(c) of the Company’s 2021 Incentive Equity Plan (the “2021 Plan”) to clarify that that the maximum grant date fair value of any equity awards and other cash compensation paid to non-employee directors on an annual basis allowable under Section 4(c) of the 2021 Plan applies only to compensation received by a nonemployee director for service as a director and not for compensation received by a director in connection with his or her role as an employee of or consultant to the Company or an affiliate thereof. Following the amendment, Section 4(c) of the 2021 Plan provides as follows (underlined text shows the amendments to Section 4(c)):

“Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall the aggregate grant date fair value (determined in accordance with ASC 718) of Stock Rights to be granted and any other cash compensation paid to any non-employee director for director services in any calendar year, exceed US$500,000, increased US$750,000 in the year in which such non-employee director initially joins the Board of Directors; provided, further, however, that the US$500,000 and US$750,000 limitation described in this Section 4(c) shall be determined without regard to amounts paid to a non-employee director during any period in which such individual was an Employee or Consultant (other than grants of awards paid for service in their capacity as a non-employee director), and any severance and other payments, such as consulting fees, paid to a non-employee director for such director’s prior or current service to the Company or its Affiliates other than serving as a director, shall not be taken into account in applying such limitations provided above.”

Item 7.01	Regulation FD Disclosure.

On April 10, 2024, the Company issued a press release announcing the appointment of Mr. Jurvetson as a director, to serve as the Vice Chair of the Board, and the engagement of Mr. Jurvetson as a special advisor to the Company’s Chief Executive Officer, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Current Report on Form 8-K (including Exhibit 99.1), this Current Report on Form 8-K (including Exhibit 99.1) contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K regarding these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated April 9, 2024, by and between TMC the metals company Inc. and Steve Jurvetson.

99.1	Press release dated April 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: April 11, 2024	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer